Exhibit 10.02
SHANDA GAMES LIMITED
FORM OF INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made as of by and between Shanda Games Limited, a Cayman Islands company (the “Company”), and                      (“Indemnitee”).
     WHEREAS, the Company wishes to attract and retain the services of Indemnitee, to serve as a member of the board of directors (“Director”) or as an officer (“Officer”) of the Company; and
     WHEREAS, the Company recognizes Indemnitee’s need for protection against personal liability for actions taken, or not taken, in good faith by Indemnitee in his or her capacity as a Director or Officer, as applicable, and in order to assure Indemnitee’s continued service to the Company, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Indemnification. Subject to the operation of Section 2, Indemnitee will be indemnified and held harmless by the Company to the fullest extent authorized by the Companies Law of the Cayman Islands (the “Companies Law”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against any and all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement, in each case to the extent actually incurred by Indemnitee or on Indemnitee’s behalf in connection with any threatened, pending or completed Proceeding (as defined below) or any claim, issue or matter therein, which Indemnitee is, or is threatened to be made, a party to or participant in by reason of such Indemnitee’s status as a Director or Officer of the Company, as the case may be, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 1 will exist as to Indemnitee after he or she has ceased to be a Director or Officer, as the case may be, and will inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Company will indemnify Indemnitee seeking indemnification in connection with a Proceeding initiated by Indemnitee only if such Proceeding was authorized by the Board of Directors of the Company. the Company hereby agrees to indemnify such Indemnitee’s heirs, executors, administrators and personal representatives as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such persons as heirs, executors, administrators and personal representatives of an Indemnitee.
     2. Good Faith. No indemnification will be provided pursuant to this Agreement if a determination is made by a court of appropriate jurisdiction that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe his or her conduct was unlawful.
     3. Notice/Cooperation by Indemnitee. Indemnitee will, as a condition precedent to his or her right to be indemnified pursuant to this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Such notice will contain the written affirmation of Indemnitee that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to the Company will be directed to the Chief Executive Officer or Chairman of the Board of the

Company in the manner set forth below. Indemnitee will give the Company such information and cooperation as it may reasonably require and as is within Indemnitee’s power. A delay in giving notice under this Section 3 will not invalidate Indemnitee’s right to be indemnified under this Agreement except to the extent such delay prejudices the defense of the claim or the availability to the Company of insurance coverage for such claim. All notices, requests, demands and other communications under this Agreement will be in writing and may be given by email, facsimile or similar writing and express mail or courier delivery or in person delivery, but not by ordinary mail delivery. All such notices, requests and other communications will be deemed received: (i) if given by email or fax, when transmitted to the email address or fax number specified on the signature page of this Agreement, upon receipt; (ii) if given by express mail, air courier or in person, when delivered.
     4. Advancement of Expenses to Indemnitee Prior to Final Disposition. The Company will advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee is involved by reason of Indemnitee’s status as a Director or Officer of the Company, as the case may be, within 10 days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the Expenses incurred by Indemnitee and will be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses so advanced if it is ultimately be determined that such Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee’s obligation to reimburse the Company for any Expenses will be unsecured and will be accepted by the Company without reference to Indemnitee’s ability to repay Expenses.
     5. Nature of Rights. The failure of the Company (including its Board of Directors or any committee or subgroup thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification or advancement of Expenses for Indemnitee will not be a defense to the action and will not create a presumption that such indemnification or advancement is not permissible. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification will be for the court of appropriate jurisdiction to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct will create a presumption that Indemnitee has or has not met the applicable standard of conduct. Accordingly, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, then (x) Indemnitee will not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee and (y) Indemnitee will be entitled to receive interim payments of Expenses pursuant to Section 4, in each case until a determination is made by such court in respect of Indemnitee’s claim for indemnification.
     6. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Agreement will not be exclusive of any other right that Indemnitee may have or may hereafter acquire under any statute, provision of the Amended and Restated Articles of Association or Memorandum of Association of the Company, vote of shareholders or Directors of the Company or otherwise.
     7. Partial and Mandatory Indemnification.
     (a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled. Attorneys’ fees and expenses will not be prorated but will be deemed to apply to the portion of indemnification to which Indemnitee is entitled.
     (b) Notwithstanding any other provision of this Agreement, but subject to Section 8, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding, Indemnitee will be indemnified against all Expenses incurred by Indemnitee in connection therewith.
     8. Mutual Acknowledgment. By accepting any potential benefits under this Agreement, Indemnitee acknowledges that in certain instances, applicable law or public policy may prohibit the Company from indemnifying Indemnitee pursuant to this Agreement or otherwise.
     9. Insurance. The Company may maintain insurance, at its expense, to protect itself and Indemnitee against any liability of any character asserted against or incurred by the Company or Indemnitee, or arising out of Indemnitee’s status as a Director or Officer of the Company, as the case may be, whether or not the Company would have the power to indemnify Indemnitee against such liability under the Companies Law or the provisions of this Agreement. To the extent the Company maintains liability insurance applicable to directors, officers, managers, employees, agents or fiduciaries, Indemnitee will be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, officers, managers, employees, agents or fiduciaries.
     10. Settlements. The Company will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Proceeding effected without the Company’s prior written consent. The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Proceeding which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
     11. Definitions. For purposes of this Agreement, the following terms will have the following meanings:
     (a) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding.
     (b) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.
     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original and all of which together will constitute a single agreement.
     13. Successors and Assigns. This Agreement will be binding upon the Company and its respective successors and assigns, including any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee will stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
     14. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee will be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee will be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
     15. Choice of Law. This Agreement will be governed by and its provisions construed in accordance with the laws of the State of New York, without application of the conflict of law principles thereof.
     16. Consent to Jurisdiction.
     (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state courts located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a “New York Court”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a New York Court.
     (b) It will be a condition precedent to a party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.
     (c) No party may move to (i) transfer any such suit, action or proceeding from a New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a New York Court with a suit, action or proceeding in another jurisdiction unless such motion seeks solely and exclusively to consolidate such suit, action or proceeding in a New York Court, or (iii) dismiss any such suit, action or proceeding brought in a New York Court for the purpose of bringing or defending the same in another jurisdiction.
     (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in a New York Court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such person. Each party irrevocably consents to service of process in any manner permitted by law.
     17. Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of the Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     18. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all documents required and will do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     19. Amendment and Termination. No amendment, waiver or termination of this Agreement will be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver.
     20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
     21. No Construction as Employment Agreement. Nothing contained in this Agreement will be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHANDA GAMES LIMITED
By:	________________________
Name:
Title:
Address: No.1 Office Building No. 690 Bibo Road Pudong New Area Shanghai, 201203 People’s Republic of China Email: Fax:

INDEMNITEE [NAME]
Signature:	________________________
Title: Address:
________________________
________________________
________________________
Email: Fax:

[Signature Page to Indemnification Agreement]